UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 22, 2011

EAGLE ROCK ENERGY PARTNERS, L.P.

(Exact name of Registrant as specified in its charter)

Delaware	001-33016	68-0629883
(State or other jurisdiction of incorporation or organization)	Commission File Number	(I.R.S. Employer Identification No.)

1415 Louisiana Street, Suite 2700

Houston, Texas  77002

(Address of principal executive offices, including zip code)

(281) 408-1200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                             Entry into a Material Definitive Agreement.

On June 22, 2011, Eagle Rock Energy Partners, L.P. (the “Partnership”) entered into an Amended and Restated Credit Agreement (the “Credit Agreement”) with Wells Fargo Bank, National Association, as administrative agent and swingline lender, Bank of America, N.A. and The Royal Bank of Scotland plc, as co-syndication agents, BNP Paribas, as documentation agent, and the other lenders who are parties to the Credit Agreement.

The Credit Agreement amends and restates the Partnership’s existing $800 million Credit Agreement (the “Prior Credit Agreement”) among the Partnership, as borrower, Wells Fargo Bank, National Association, as successor by merger to Wachovia Bank, as administrative agent, and the lenders party thereto.  Upon the effectiveness of the Credit Agreement, all commitments of the lenders party to the Prior Credit Agreement were terminated and all loans and other indebtedness of the Partnership under the Prior Credit Agreement were renewed and extended, inclusive of new lender commitments, on the terms and conditions of the Credit Agreement.  The terms and conditions of the Credit Agreement and the various covenants of the Credit Agreement described below are similar to the Prior Credit Agreement.

The credit facility under the Credit Agreement consists of aggregate initial commitments of $675 million that may, at the Partnership’s request and subject to the terms and conditions of the Credit Agreement, be increased up to $1.2 billion.  Availability under the credit facility is subject to a borrowing base that is determined semi-annually, and Partnership and the lenders under the Credit Agreement each may request one additional redetermination between scheduled determinations.  The borrowing base is composed of two components: the upstream component and the midstream component.  The upstream component of the borrowing base is an amount equal to the loan value of the proved oil and gas reserves of the Partnership and its subsidiaries as determined by the lenders party to the Credit Agreement.  The midstream component of the borrowing base is an amount equal to the lesser of (i) 55% of the total borrowing base (subject to increase for certain periods following certain material acquisitions up to 60% of the total borrowing base) and (ii) 3.75 times Consolidated EBITDA (as defined in the Credit Agreement) attributable to the midstream assets of the Partnership and its subsidiaries for the trailing four fiscal quarters.  Pro forma adjustments to each component of the borrowing base, and thus total availability under the credit facility, are made upon the occurrence of certain events including material acquisitions and dispositions.  The initial borrowing base is $675 million.

The initial borrowings under the Credit Agreement will be used to repay in full the borrowings under the Prior Credit Agreement and to pay fees and expenses in connection with the Credit Agreement.  The Credit Agreement matures on June 22, 2016.

In general, interest will accrue on the credit facility at either LIBOR plus a margin ranging from 1.75% to 2.75% or the base rate plus a margin ranging from 0.75% to 1.75%. The applicable margin is determined based on the utilization of the then existing borrowing base.  The credit facility under the Credit Agreement may be prepaid, without any premium or penalty, at any time.  The base rate is generally the highest of the federal funds rate plus 0.5%, the prime rate as announced from time to time by the Administrative Agent, or daily LIBOR for a term of one month plus 1.0%.

The obligations under the Credit Agreement are secured by first priority liens on substantially all of the Partnership’s material assets, including a pledge of all of the equity interests of each of the Partnership’s material subsidiaries.

The Credit Agreement requires the Partnership and certain of its subsidiaries to make certain representations and warranties that are customary for credit facilities of this type.  The Credit Agreement also contains affirmative and negative covenants that are customary for credit facilities of this type.  The covenants in the Credit Agreement include, without limitation, delivery of financial statements and other financial information, notice of defaults and certain other matters, payment of obligations, compliance with laws, maintenance of books and records, certain inspection rights, execution of guarantees by material subsidiaries, further assurances, operation and maintenance of properties, limitations on liens, limitations on investments, limitations on hedging agreements, limitations on indebtedness, limitations on dispositions of properties, limitations on restricted payments, distributions and redemptions, limitations on changes in the nature of business, limitations on use of proceeds, limitations on transactions with affiliates, limitations on mergers, limitations on issuances of equity interests by guarantors, and compliance with financial covenants.  The financial covenants prohibit the Partnership from:

•                  permitting, as of any fiscal quarter-end, the ratio of the Partnership’s Consolidated EBITDA (as defined in the Credit Agreement) for the four fiscal quarter period ending with such fiscal quarter to Consolidated Interest Expense (as defined in the Credit Agreement) for such four fiscal quarter period to be less than 2.50 to 1.00;

•                  permitting, as of any fiscal quarter-end, the Total Leverage Ratio (as defined in the Credit Agreement) to be greater than 4.50 to 1.00; and

•                  permitting the ratio of the Partnership’s consolidated current assets to consolidated current liabilities to be less than 1.00 to 1.00.

The Credit Agreement also provides for certain events of default with customary grace periods, including, without limitation, failure to pay any principal or interest when due, failure to comply with the covenants, any representation or warranty made by the Partnership proving to be false in any material respect, certain bankruptcy, insolvency or receivership events affecting the Partnership or its subsidiaries, defaults relating to other indebtedness, imposition of certain judgments, and a change in control of the Partnership.

The foregoing description of the Credit Agreement is a general description only and is qualified in its entirety by reference to the Credit Agreement, a copy of which is attached hereto as Exhibit 10.1 to this Current Report and incorporated herein by reference.

Item 2.03                                             Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above in Item 1.01 regarding the Credit Agreement is hereby incorporated into this Item 2.03 by reference.

Item 7.01                                             Regulation FD Disclosure.

On June 22, 2011, the Partnership issued a press release announcing that it had entered into the Credit Agreement, as described above in Item 1.01.  A copy of the press release is attached hereto as Exhibit 99.1 to this Current Report.

On June 22, 2011, the Partnership provided an update to its hedging overview presentation. The updated hedging presentation includes hedging transactions with regards to the years 2011 through 2014. The presentation entitled “Commodity Hedging Overview,” dated June 22, 2011, may be accessed by going to www.eaglerockenergy.com, select Investor Relations, then select Presentations.

The information set forth in this Item 7.01 includes “forward-looking statements.” All statements, other than statements of historical facts, included in this Item 7.01 that address activities, events or developments that the Partnership expects, believes or anticipates will or may occur in the future are forward-looking statements. These forward-looking statements are based on certain assumptions made by the Partnership in reliance on its experience and perception of historical trends, current conditions, expected future developments and other factors the Partnership believes are appropriate under the circumstances. Such statements are inherently uncertain and are subject to a number of risks, many of which are beyond the Partnership’s control. Should one or more of these risks or uncertainties occur, or should underlying assumptions prove incorrect, the Partnership’s actual results and plans could differ materially from those implied or expressed by any forward-looking statement.

The Partnership undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information or future events. For a detailed list of the Partnership’s risk factors and other cautionary statements, including without limitation risks related to the production, gathering, processing, and marketing of natural gas and natural gas liquids, please consult the Partnership’s Form 10-K, filed with the SEC for the year ended December 31, 2010, and the Partnership’s Forms 10-Q, filed with the SEC for subsequent quarters, as well as any other public filings and press releases.

In accordance with General Instruction B.2 of Form 8-K, the information set forth in this Item 7.01 and in the attached exhibits are deemed to be furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.

Item 9.01                                             Financial Statements and Exhibits.

(d)                                 Exhibits.

Exhibit No.	Description

10.1

Amended and Restated Credit Agreement, dated as of June 22, 2011, among Eagle Rock Energy Partners, L.P., as borrower, Wells Fargo Bank, National Association, as administrative agent and swingline lender, Bank of America, N.A. and The Royal Bank of Scotland plc, as co-syndication agents, and BNP Paribas, as documentation agent, and the lenders party thereto.

99.1	Press Release of Eagle Rock Energy Partners, L.P. dated June 22, 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Partnership has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

EAGLE ROCK ENERGY PARTNERS, L.P.

	By:	Eagle Rock Energy GP, L.P.,
its general partner

	By:	Eagle Rock Energy G&P, LLC,
its general partner

Date: June 22, 2011	By:	/s/ Charles C. Boettcher
Charles C. Boettcher
Senior Vice President and General Counsel